certification

Catherine Ayers-Rigsby, Principal Executive Officer/President, and Christine Casares, Principal Financial Officer/Treasurer of North Country Funds (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
North Country Funds		North Country Funds

/s/ Catherine Ayers-Rigsby		/s/ Christine Casares
Catherine Ayers-Rigsby		Christine Casares
Date:	7/18/25	Date:	7/18/25

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to North Country Funds and will be retained by North Country Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.